UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2009

GREENHILL & CO., INC.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 001-32147

Delaware (State or Other Jurisdiction of Incorporation or Organization)	51-0500737 (I.R.S. Employer Identification Number)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 30, 2009, Greenhill & Co., Inc. (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1, with Goldman, Sachs & Co. as representative of the underwriters (collectively, the “Underwriters”) related to the public offering by selling stockholders of 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) at a public offering price of $76.00 per share. The selling stockholders have granted the Underwriters an option to purchase up to an additional 450,000 shares of the Company’s common stock, par value $0.01 per share. The Shares are expected to be delivered against payment therefor on August 4, 2009.
     The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 File No. 333-160868 (the “Registration Statement”). The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1. In addition, the Underwriting Agreement is incorporated by reference as an exhibit to the Registration Statement.
Item 8.01. Other Events
     The opinion and consent of Davis Polk & Wardwell LLP as to the validity of the shares of the Company’s common stock, par value $0.01 per share, offered and sold pursuant to the Registration Statement are each filed herewith and are each incorporated by reference into the Registration Statement.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit
Number	Description

1.1	Underwriting Agreement dated July 30, 2009

5.1	Opinion of Davis Polk & Wardwell LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1	Press Release of Greenhill & Co., Inc., dated July 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: July 30, 2009	By:	/s/ Scott L. Bok
		Name:	Scott L. Bok
		Title:	Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated July 30, 2009

5.1	Opinion of Davis Polk & Wardwell LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1	Press Release of Greenhill & Co., Inc., dated July 30, 2009